UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 6, 2010

CHINA JO-JO DRUGSTORES, INC.

(Exact name of registrant as specified in Charter)

Nevada	000-53353	98-0557852
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

Room 507-513, 5th Floor, A Building, Meidu Plaza
Gongshu District, Hangzhou, Zhejiang Province
People’s Republic of China

(Address of Principal Executive Offices)

+86 (571) 88077078

 (Issuer Telephone Number)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant

Effective April 6, 2010, the Registrant engaged Madsen & Associates CPA’s, Inc. (“Madsen”) to audit the financial statements of Kerrisdale Mining Corporation (“Kerrisdale”), the Registrant’s predecessor corporate entity, for the fiscal years ended July 31, 2009 and 2008 of Kerrisdale. Madsen audited Kerrisdale’s financial statements for the fiscal years ended July 31, 2008 and 2007, and reviewed its unaudited financial statements for the fiscal quarters ended October 31, 2008, January 31, 2009 and April 30, 2009.

As previously disclosed in a current report on Form 8-K filed with the SEC on September 24, 2009, on September 17, 2009, the Registrant (then known as Kerrisdale) consummated a share exchange transaction with Renovation Investment (Hong Kong) Co., Ltd., and in connection therewith, changed its name to “China Jo-Jo Drugstores, Inc.,” and its fiscal year end from July 31 to March 31. On November 11, 2009, Madsen was dismissed as the Registrant’s certifying independent accountant, and replaced by Frazer Frost LLP (the successor entity of Moore Stephens Wurth Frazer and Torbet, LLP, “Frazer Frost”).

The engagement of Madsen is for the specific purpose of auditing Kerrisdale’s financial statements for its fiscal years ended July 31, 2009 and 2008, and Frazer Frost shall remain as the Registrant’s certifying independent accountant for the fiscal year ended March 31, 2010. Accordingly, the engagement of Madsen will terminate immediately after the filing of an annual report on Form 10-K for Kerrisdale for the fiscal year ended July 31, 2009, which report will be filed pursuant to a comment from the Staff of the SEC in connection with the Registrant’s registration statement on Form S-1 (SEC File Number 333-163879).

The engagement of Madsen was approved by the audit committee of the Registrant's board of directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 11, 2010	China Jo-Jo Drugstores, Inc. (Registrant)

	By:	/s/ Bennet P. Tchaikovsky
Bennet P. Tchaikovsky
Chief Financial Officer

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